AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________________, 2000.
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              THOUSAND TRAILS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                            2711 LBJ FREEWAY, SUITE 200
           DELAWARE                            DALLAS, TEXAS 75234                        75-2138671
(State or Other Jurisdiction of      (Address of Principal Executive Offices          (I.R.S. EMPLOYER
 Incorporation or Organization)                Including Zip Code)                  IDENTIFICATION NUMBER)

                             ----------------------

                              THOUSAND TRAILS, INC.
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                             WALTER B. JACCARD, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                              THOUSAND TRAILS, INC.
                           2711 LBJ FREEWAY, SUITE 200
                               DALLAS, TEXAS 75234
                     (Name and Address of Agent For Service)

                              ---------------------

                                 (972) 243-2228
          (Telephone Number, Including Area Code, of Agent For Service)

                                ----------------

                                   COPIES TO:

                          IRWIN F. SENTILLES, III, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                        2100 MCKINNEY AVENUE, SUITE 1100
                               DALLAS, TEXAS 75201

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE             AGGREGATE                AMOUNT OF
     TO BE REGISTERED              REGISTERED             PER SHARE (1)         OFFERING PRICE (1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE        140,000 SHARES               $4.94                 $691,600.00               $182.58
      $.01 PER SHARE
=============================================================================================================================


(1) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on average high and low prices of the Common Stock as reported on the American Stock Exchange on March 7, 2000.

                                  INTRODUCTION

                   This Registration Statement on Form S-8 is filed by Thousand Trails, Inc., a Delaware corporation (the "Company"), relating to 140,000 Shares of Common Stock, par value $.01 per share (the "Shares"), to be made available pursuant to the terms of the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents that the Company has previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Company's latest annual report referred to in
                  1. above; and

         3. The description of the Shares set forth in the Registration Statement on Form 8-A12B, filed by the Company with the Commission on November 25, 1998 (Registration No. 001-14645), under which the Company registered the Shares under the Exchange Act.

                  All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered under this Registration Statement have been purchased or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Inapplicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under its Bylaws, the Company must indemnify its present and former directors and officers for the damages and expenses that they incur in connection with threatened or pending actions, suits, or proceedings arising because of their status as directors and officers, provided that they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the Company (or with respect to any criminal action or proceeding, provided that they had no reasonable cause to believe that their conduct was unlawful).

                  The Company must advance funds to these individuals to enable them to defend any such threatened or pending action, suit, or proceeding. The Company cannot release such funds, however, until it receives an undertaking by or on behalf of the requesting individual to repay the amount if a court of competent jurisdiction ultimately determines that such individual is not entitled to indemnification.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

                  The Company has entered into Indemnity Agreements with its directors and officers contractually obligating the Company to provide indemnification rights substantially similar to those described above.

                  Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provisions shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Company's Certificate of Incorporation states that directors shall not be liable for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the DGCL.

                  The Company also maintains directors' and officers' insurance for certain expenses and losses.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Inapplicable.

ITEM 8.           EXHIBITS.

                    EXHIBIT NO.                        DESCRIPTION
                    -----------                        -----------
                        3.1         Restated Certificate of Incorporation of the
                                    Company (incorporated by reference to the
                                    proxy statement/prospectus filed with the
                                    Commission on October 3, 1996 as part of the
                                    S-4 Registration Statement, File No.
                                    333-13339)

                        3.2         Amended and Restated By-laws of the Company
                                    (incorporated by reference to Exhibit 3.2 to the Form 8-B filed by the Company with the Commission on November 27, 1996, File
                                    No. 1-14645)

                        4.1         Thousand Trails, Inc. 1999 Stock Option and
                                    Restricted Stock Purchase Plan

                        5.1         Opinion of Gibson, Dunn & Crutcher LLP

                       23.1         Consent of Arthur Andersen LLP

                       24           Power of Attorney (included as part of
                                    signature page)

ITEM 9.           UNDERTAKINGS.

                  A.       RULE 415 OFFERING.  The Company hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 24th day of February, 2000.

                                   THOUSAND TRAILS, INC.



                                   By: /s/ William J. Shaw
                                       -----------------------------------------
                                           William J. Shaw
                                           Chairman of the Board, President,
                                           Chief Executive Officer, and acting

                                   By: /s/ Bryan D. Reed
                                       -----------------------------------------
                                           Bryan D. Reed
                                           Chief Financial Officer and
                                           Chief Accounting Officer


                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints William J. Shaw as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

               NAME AND SIGNATURE                                    TITLE                              DATE
               ------------------                                    -----                              ----
             /s/ William J. Shaw
--------------------------------------------                 Chairman of the Board                February 24, 2000
                 William J. Shaw

             /s/ Andrew M. Boas
--------------------------------------------                       Director                       February 24, 2000
                 Andrew M. Boas

            /s/ William P. Kovacs
--------------------------------------------                       Director                       February 24, 2000
                William P. Kovacs

            /s/ Donald R. Leopold
--------------------------------------------                       Director                       February 24, 2000
                Donald R. Leopold

             /s/ H. Sean Mathis
--------------------------------------------                       Director                       February 24, 2000
                 H. Sean Mathis

            /s/ Douglas K. Nelson
--------------------------------------------                       Director                       February 24, 2000
                Douglas K. Nelson

                                  EXHIBIT INDEX

                    EXHIBIT NO.                        DESCRIPTION
                    -----------                        -----------
                        3.1         Restated Certificate of Incorporation of the
                                    Company (incorporated by reference to the
                                    proxy statement/prospectus filed with the
                                    Commission on October 3, 1996 as part of the
                                    S-4 Registration Statement, File No.
                                    333-13339)

                        3.2         Amended and Restated By-laws of the Company
                                    (incorporated by reference to Exhibit 3.2 to the Form 8-B filed by the Company with the Commission on November 27, 1996, File
                                    No. 1-14645)

                        4.1         Thousand Trails, Inc. 1999 Stock Option and
                                    Restricted Stock Purchase Plan

                        5.1         Opinion of Gibson, Dunn & Crutcher LLP

                       23.1         Consent of Arthur Andersen LLP

                       24           Power of Attorney (included as part of
                                    signature page)